Exhibit 5.4

Partner                  Simon Lynch

Contact             Hamish Nicholson

T +61 3 8656 3402

HNicholson@gtlaw.com.au

Our ref                   1041960

9 March 2020

By email

Amcor Finance (USA), Inc.

2801 SW 149th Avenue, Suite 350

Miramar, Florida 33027

United States

Bemis Company, Inc.2301 Industrial Drive

Neenah, Wisconsin 54956

United States

Amcor Pty Ltd
Level 11, 60 City Road
Southbank
Victoria 3006
Australia

Amcor plc
83 Tower Road North
Warmley
Bristol BS30 8XP
United Kingdom

Dear Sirs

Amcor Finance (USA), Inc. and Bemis Company, Inc. — Registration Statement on Form S-1

We have acted as Australian legal adviser to Amcor Finance (USA), Inc., a corporation organised under the laws of the State of Delaware (AFUI), Bemis Company, Inc. a corporation organised under the laws of the State of Missouri (Bemis) and the Guarantors (as defined herein) in connection with certain matters of Australian law arising in connection with  the filing of a Registration Statement on Form S-1, and all amendments thereto (collectively, the Registration Statement), by the Transaction Parties (as defined herein) with the U.S. Securities and Exchange Commission (the Commission) relating to the offer of the applicable Issuer (as defined herein) to exchange the Existing Notes (as defined herein) of each series issued by it for the corresponding series of  New  Notes (as defined herein). The New Notes shall be issued pursuant to, and guaranteed by, among others, Amcor Pty Ltd (ABN 62 000 017 372) (formerly known as Amcor Limited (ABN 62 000 017 372)) (the Australian Guarantor) on the terms set out in, the Relevant Documents (as defined herein).

1                               Definitions

In this opinion, capitalised terms not defined in this opinion have the meaning given to them (including by way of incorporation) in the Relevant Documents and:

(a)                       Acting Person means each of Simon Lynch and Alexander Danne, the signatories to this opinion, and Jeff Browne and Hamish Nicholson;

(b)                       Amcor means Amcor plc, a public limited company incorporated in Jersey, Channel Islands with limited liability

(c)                        Amcor UK means Amcor UK Finance PLC, a public limited company incorporated in England and Wales with limited liability;

(d)                       ASIC means the Australian Securities and Investments Commission;

(e)                        Corporations Act means the Corporations Act 2001 (Cth);

(f)                         Existing AFUI Notes means, collectively:

(i)                           US$591,266,000 aggregate principal amount of AFUI’s 3.625% Guaranteed Senior Notes due 2026 issued pursuant the AFUI Indenture (as defined herein) on June 13, 2019 ; and

(ii)                        US$497,508,000 aggregate principal amount of AFUI’s 4.500% Guaranteed Senior Notes due 2028 issued pursuant to the AFUI Indenture on June 13, 2019 ;

(g)                        Existing Bemis Notes means, collectively:

(i)                           US$293,200,000 aggregate principal amount of Bemis’s 3.100% Guaranteed Senior Notes due 2026 issued pursuant to the Bemis Indenture (as defined herein) on June 13, 2019 ; and

(ii)                        US$346,652,000 aggregate principal amount of Bemis’s 4.500% Guaranteed Senior Notes due 2021 issued pursuant to the Bemis Indenture on June 13, 2019;

(h)                       Existing Notes means, collectively, the Existing AFUI Notes and the Existing Bemis Notes;

(i)                           Guarantors means, collectively, the New AFUI Notes Guarantors and the New Bemis Notes Guarantors;

(j)                          Issuer means AFUI (in respect of the Existing AFUI Notes and the New AFUI  Notes) and Bemis (in respect of the Existing Bemis Notes and the New Bemis Notes);

(k)                       New AFUI Notes means, collectively:

(i)                           US$591,266,000 aggregate principal amount of  AFUI’s 3.625% Guaranteed Senior Notes due 2026 being registered with the Commission under the Registration Statement and to be issued pursuant to the AFUI Indenture; and

(ii)                        US$497,508,000 aggregate principal amount of AFUI’s 4.500% Guaranteed Senior Notes due 2028 being registered with the Commission under the Registration Statement and to be issued pursuant to the AFUI Indenture;

(l)                           New AFUI Notes Guarantors means, collectively, the Australian Guarantor, Amcor UK, Amcor and Bemis;

(m)                   New Bemis Notes means, collectively:

(i)                           US$293,200,000 aggregate principal amount of Bemis’s 3.100% Guaranteed Senior Notes due 2026 being registered with the Commission under the Registration Statement and to be issued pursuant to the AFUI Indenture; and

(ii)                        US$346,652,000 aggregate principal amount of Bemis’s 4.500% Guaranteed Senior Notes due 2021 being registered with the Commission under the Registration Statement and to be issued pursuant to the AFUI Indenture.

(n)                       New Bemis Notes Guarantors means, collectively, the Australian Guarantor, Amcor UK, Amcor and AFUI;

(o)                       New Notes means, collectively, the New AFUI Notes and the New Bemis Notes;

(p)                       Power of Attorney means the power of attorney of the Australian Guarantor dated 3 May 2019

(q)                       Relevant Document means a document referred to in Schedule 1;

(r)                          Relevant Jurisdiction means each of the Commonwealth of Australia and the State of New South Wales; and

(s)                         Transaction Party means each of AFUI, Bemis and the Guarantors.

2                               Documents

We have examined and relied on:

(a)                       a .pdf copy of each Relevant Document;

(b)                       a copy of the Power of Attorney; and

(c)                        the searches referred to in paragraph 3 (Searches).

We have also examined such other documents as we think necessary or appropriate for our opinion.

3                               Searches

We have relied on an extract of the public records of the Australian Guarantor produced by ASIC on 6 March 2020.

We have assumed that the extract is correct, complete and up-to-date, and the same as information provided by the Australian Guarantor to ASIC. We have not examined any documents that the Australian Guarantor may have filed with ASIC nor conducted any other searches or investigations for the purposes of this opinion.

Our searches of the public records at ASIC did not reveal the appointment of any liquidator, administrator, receiver, receiver and manager or like officer to the Australian Guarantor or any of its assets, nor did those searches disclose that the Australian Guarantor has been wound up.

4                               Opinion

Based on the assumptions and subject to the qualifications set out below, we are of the following opinion.

(a)                       Due incorporation: The Australian Guarantor is duly and validly incorporated and exists under the laws of the Commonwealth of Australia and is capable of suing and being sued in its corporate name in competent courts of each Relevant Jurisdiction.

(b)                       Corporate power: The Australian Guarantor has the corporate power to enter into and to perform its obligations under each Relevant Document.

(c)                        Due execution and delivery: Each Relevant Document has been duly executed and delivered by the Australian Guarantor in accordance with the law of each Relevant Jurisdiction.

(d)                       Corporate authorisation: Each Relevant Document has been duly authorised by all necessary corporate action on the part of the Australian Guarantor and each Relevant Document has been entered into by persons duly authorised by the Australian Guarantor.

5                               Assumptions

For the purposes of giving this opinion, we have assumed the following and we have not made, nor are we obliged to make, any independent investigation of, or enquiries in respect of, those matters except as expressly stated in this opinion.

(a)                       Authenticity: The authenticity of all dates, seals and signatures (including copies of seals and signatures) and of any duty or registration stamp or marking.

(b)                       Completeness etc: The completeness, the due execution (other than a Relevant Document) and conformity to original instruments, of all copies (including unexecuted copies) of documents submitted to us, and that any document submitted to us continues in full force and effect, has not been amended, released, rescinded, terminated, waived (in whole or in part) or revoked and has been, or will be, duly delivered (other than a Relevant Document) and is not subject to escrow and its execution or delivery is not subject to conditions.

(c)                        Formalities for execution: Formalities for execution required by the law of the place of execution (other than a Relevant Jurisdiction) of each Relevant Document have been or will be complied with.

(d)                       Information correct: All information supplied or confirmed to us for the purpose of conducting searches is correct and complete as at the date of those searches and as at the date of this opinion. All representations, warranties, statements and information contained in the Relevant Documents are true and complete.

(e)                        New Notes: The New Notes, if and when issued, will have substantially identical terms as the Existing Notes and will be issued in exchange therefore as contemplated by the AFUI  Indenture, the  Bemis  Indenture and the Registration Statement.

6                               Qualifications

Our opinion is subject to the following qualifications.

(a)                       Relevant law: We express no opinion as to any law other than the law of each Relevant Jurisdiction as in force and as interpreted by courts of the Relevant Jurisdiction at 9.00am (Sydney time) on the date of this opinion. We are under, and assume, no obligation to inform any person of, or of the effect of, any future changes to those or any other law.

(b)                       Section 129 Corporations Act: We have relied on the following assumptions specified in section 129 of the Corporations Act and note that any person in relation to the Relevant Documents may also do so unless we or that person (as the case may be) knew or suspected that the matter that you would otherwise be entitled to assume to be correct is not correct:

(i)                           the Australian Guarantor’s constitution has been complied with;

(ii)                        anyone who appears from the searches referred to in paragraph 3 to be a director or company secretary of the Australian Guarantor has been duly appointed and has authority to exercise the powers and perform the duties customarily exercised or performed by that kind of officer or agent of a similar company;

(iii)                     anyone who is held out by the Australian Guarantor to be an officer or agent of the Australian Guarantor has been duly appointed and has authority to exercise the powers and perform the duties customarily exercised or performed by that kind of officer or agent of a similar company;

(iv)                    the officers and agents of the Australian Guarantor properly perform their duties to the Australian Guarantor;

(v)                       any Relevant Document that has been executed by the Australian Guarantor in accordance with section 127(1) of the Corporations Act has been duly executed by the Australian Guarantor; and

(vi)                    an officer or agent of the Australian Guarantor who has authority to issue a document or a certified copy of a document on its behalf also has authority to warrant that the document is genuine or is a true copy.

Nothing in the searches referred to in paragraph 3, in the Australian Guarantor’s constitution or in the extracts of the Australian Guarantor’s resolutions contradicts the assumptions.

Only the Acting Persons have any knowledge in relation to the things dealt with in this opinion and we confirm that such persons have no reason to believe or suspect that the assumptions or qualifications contained in this opinion are incorrect. We are not liable if any partner or solicitor of this firm other than the Acting Persons has any knowledge (other than knowledge of the law of a Relevant Jurisdiction) which would render our assumptions or qualifications incorrect. We have not made any investigation as to whether any partner or solicitor of this firm other than the Acting Persons has any such knowledge.

No assumption or qualification in this opinion limits any other assumption or qualification in it.

This opinion is given on the basis that it will be construed in accordance with the law of New South Wales. Anyone relying on this opinion agrees that this opinion and all matters (including any liability) arising in any way from it are to be governed by the law of New South Wales and will be subject to the exclusive jurisdiction of the courts of New South Wales.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

7                               Consent

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933, as amended.

Yours faithfully

Gilbert + Tobin

/s/ Simon Lynch	/s/ Alexander Danne
Simon Lynch Partner T +61 2 9263 4554 slynch@gtlaw.com.au	Alexander Danne Partner T +61 3 8656 3373 adanne@gtlaw.com.au

Schedule 1 — Relevant Documents

(a)                       the indenture dated 13 June 2019 by and between, AFUI, the New AFUI Note Guarantors and Deutsche Bank Trust Company Americas (as trustee), under which the Australian Guarantor will provide its guarantee of all amounts due and payable under the New AFUI Notes (the AFUI Indenture).

(b)                       the indenture dated 13 June 2019 by and between, Bemis, the New Bemis Note Guarantors and Deutsche Bank Trust Company Americas (as trustee), under which the Australian Guarantor will provide its guarantee of all amounts due and payable under the New Bemis Notes (the Bemis  Indenture).